                             DELAWARE GROUP OF FUNDS

                            FUND ACCOUNTING AGREEMENT



         THIS AGREEMENT, made as of this 19th day of August, 1996 by and between the registered investment companies in the Delaware Group listed on Schedule A, which Schedule may be amended from time to time as provided in Section 8 hereof (each corporation or common law or business trust, hereinafter referred to as a "Company," and all such entities collectively hereinafter referred to as, the "Companies"), on behalf of the portfolio(s) of securities of such Companies listed on Schedule A, which Schedule may be amended from time to time (when used in this Agreement in the context of a Company that offers only a single portfolio/series of shares, the term "Portfolio" shall be a reference to such Company, and when used in the context of a Company that offers multiple portfolios/series of shares, shall be a reference to each portfolio/series of such Company) and DELAWARE SERVICE COMPANY, INC. ("DSC"), a Delaware corporation, having its principal office and place of business at 1818 Market Street, Philadelphia, Pennsylvania 19103.

                              W I T N E S S E T H:

         WHEREAS, the Investment Management Agreements between the Companies with respect to each Portfolio and either Delaware Management Company, Inc. or its U.K. affiliate, Delaware

International Advisers Ltd., provide, in part, that each Portfolio shall conduct its business and affairs and shall bear the expenses necessary and incidental thereto including, but not in limitation of the foregoing, the costs incurred with respect to accounting services; and

         WHEREAS, the services to be provided under this agreement previously were provided by employees of the Companies; and

         WHEREAS, the Companies and DSC desire to have a written agreement concerning the performance of accounting services for each Portfolio and providing compensation therefor;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending legally to be bound, it is agreed:

                             I. APPOINTMENT AS AGENT

         Section 1.1 The Companies hereby appoint DSC the accounting agent ("Accounting Agent") for all of the classes of each Portfolio, to provide such accounting services as are set forth herein and DSC hereby accepts such appointment and agrees to provide the Companies, as their agent, the services described herein.

         Section 1.2 The Companies shall pay DSC and DSC shall accept, for the services provided hereunder, the compensation provided for in Section VI hereof. The Companies also shall reimburse DSC for expenses incurred or advanced by it for the Companies in connection with its services hereunder.

                                II. DOCUMENTATION

         Section 2.1 Each Company represents that it has provided or made available to DSC (or has given DSC an opportunity to examine) copies of, and, DSC represents that it has received from the Companies (or is otherwise familiar with), the following documents:

                                            A. The Articles of Incorporation or
Agreement and Declaration of Trust or other document, as relevant, evidencing each Company's form of organization and any current amendments thereto;

                                            B. The By-Laws or Procedural
Guidelines of each Company;

                                            C. Any resolution or other action of
each Company or the Board of Directors or Trustees of each Company establishing or affecting the rights, privileges or other status of any class of shares of a Portfolio, or altering or abolishing any such class;

                                            D. A certified copy of a resolution
of the Board of Directors or Trustees of each Company appointing DSC as Accounting Agent for each Portfolio and authorizing the execution of this Agreement or an amendment to Schedule A of this Agreement;

                                            E. A copy of each Company's
currently effective prospectus[es] and Statement[s] of Additional Information under the Securities Act of 1933, if effective;

                                            F. A certified copy of any
resolution of the Board of Directors or Trustees of each Company authorizing any person to give instructions to DSC under this Agreement (with a specimen signature of such person if not already provided), setting forth the scope of such authority; and

                                            G. Any amendment, revocation or
other document altering, adding, qualifying or repealing any document or authority called for under this Section 2.1.

                  Section 2.2 Each Company and DSC may consult as to forms or documents that may be required in performing services hereunder.

                  Section 2.3 Each Company warrants the following:

                                            A. The Company is, or will be, a
properly registered investment company under the Investment Company Act of 1940 (the "1940 Act") and any and all shares of a Portfolio which it issues will be properly registered and lawfully issued under applicable federal and state laws.

                                            B. The provisions of this contract
do not violate the terms of any instrument by which the Company or the Company on behalf of a Portfolio is bound; nor do they violate any law or regulation of any body having jurisdiction over the Company or its property.

                  Section 2.4 DSC warrants the following:

                                            A. The provisions of this contract
do not violate the terms of any instrument by which DSC is bound; nor do they violate any law or regulation of any body having jurisdiction over DSC or its property.

                       III. SERVICES TO BE PROVIDED BY DSC

                  Section 3.1 Daily Net Asset Value ("NAV") Calculation. As Accounting Agent for each Portfolio of the Companies, DSC will perform all functions necessary to provide daily Portfolio NAV calculations, including:

                                            A. Maintaining each Portfolio's
securities portfolio history by:

                                                     1. recording portfolio
purchases and sales;

                                                     2. recording corporate
actions and capital changes relating to portfolio securities;

                                                     3. accruing interest,
dividends and expenses; and

                                                     4. maintaining the income
history for securities purchased by a Portfolio.

                                            B. Determining distributions to
Portfolio shareholders;

                                            C. Recording and reconciling
shareholder activity including:

                                                     1. recording subscription,
liquidations and dividend reinvestments;

                                                     2. recording settlements of
shareholder activity; and

                                                     3. reconciling Portfolio
shares outstanding to the records maintained by DSC, as transfer agent of the Portfolio.

                                            D. Valuing a Portfolio's securities
portfolio which includes determining the NAVs for all classes of the Portfolio;

                                            E. Disseminating Portfolio NAVs and
dividends to interested parties (including the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Investment Company Institute ("ICI"), Morningstar, and Lipper Analytical Services, Inc. ("Lipper")); and

                                            F. Resolving pricing and/or custody
discrepancies.

                  Section 3.2 Financial Reporting. As Accounting Agent, DSC shall perform financial reporting services for each Portfolio, which shall include:

                                            A. The preparation of semi-annual
and annual reports for shareholders which involves the performance of the following functions:

                                                     1. preparing all statements
of net assets, statements of operations and statements of changes in net assets for the Portfolio;

                                                     2. preparing footnotes to
financial statements for the Portfolio;

                                                     3. preparing workpapers for
each Company's annual audit by its independent public accountants; and

                                                     4. coordinating the annual
audit by each Company's independent public accountants.

                                            B. Reporting to the ICI in response
to requests for monthly and other periodic information;

                                            C. Performing statistical reporting,
which includes daily, monthly, quarterly and annual reports for Lipper, Weisenberger and other third party reporting agencies; and

                                            D. Furnishing financial information
for any additional required SEC reporting, such as the preparation of financial information for each Company's reporting on Form N-SAR, the furnishing of financial information for each Company's prospectus[es] and statement[s] of additional information, and the financial information required for each Company's annual Rule 24f-2 notice filing;

                  Section 3.3 Compliance Testing. DSC will monitor, test and prepare and maintain supporting schedules which evidence compliance with the definitional and distribution requirements under the Internal Revenue Code of 1986, as amended ("IRC"), including the following:

                                            A. The requirement to be registered
at all times during the taxable year under the 1940 Act (IRC Section 851(a));

                                            B. The annual ninety percent gross
income test (IRC Section 851(b)(2));

                                            C. The short/short (thirty percent)
gross income test (IRC Section 851(b)(3));

                                            D. The quarterly IRC industry
diversification tests (IRC Sections 851(b)(4) and 817(h)); and

                                            E. The 90% distribution requirements
(IRC Section 852(a)).

                  Section 3.4 Other Services. In addition to the above, DSC, in its capacity as Accounting Agent for the Company, will perform the following services:

                                            A. The calculation of required
Portfolio monthly yields and total return calculations in accordance with the prescribed rules of the U.S. Securities and Exchange Commission;

                                            B. Providing the financial
information necessary for the preparation of all federal and state tax returns and ancillary schedules, including:

                                                     1. year-end excise tax
distributions; and

                                                     2. compliance with
Subchapter M and Section 4982 of the IRC;

                                            C. Performing special tax reporting
to shareholders, including the preparation of reports which reflect income earned by each Portfolio by state, exempt income and distributions that qualify for the corporate dividends received deduction;

                                            D. The preparation of expense and
budget figures for each Portfolio, including the maintenance of detailed records pertaining to expense accruals and payments and adjusting reports to reflect accrual adjustments;

                                            E. The preparation of reports for
Board of Directors' or Trustees' meetings;

                                            F. Coordination of the custody
relationships;

                                            G. Facilitating security
settlements;

                                            H. Performance of required foreign
security accounting functions;

                                            I. Performance of daily cash
reconciliations for each Portfolio;

                                            J. Providing identified reports to
portfolio managers including:

                                                     1. providing portfolio
holdings and security valuation reports;

                                                     2. preparing cash forecasts
and reconciliations as mutually agreed upon; and

                                                     3. preparing income
projections.

                            IV. PERFORMANCE OF DUTIES

                  Section 4.1 DSC may request or receive instructions from a Company and may, at a Portfolio's expense, consult with counsel for the Company or its own counsel, with respect to any matter arising in connection with the performance of its duties hereunder, and shall not be liable for any action taken or omitted by it in good faith in accordance with such instructions or opinions of counsel.

                  Section 4.2 DSC shall maintain reasonable insurance coverage for errors and omissions and reasonable bond coverage for fraud.

                  Section 4.3 Upon notice thereof to a Company, DSC may employ others to provide services to DSC in its performance of this Agreement.

                  Section 4.4 Personnel and facilities of DSC used to perform services hereunder may be used to perform similar services to all Companies of the Delaware Group and their Portfolios and to others, and may be used to perform other services for all of the Companies of the Delaware Group and others.

                  Section 4.5 The Companies and DSC may, from time to time, set forth in writing at the Companies' expense certain guidelines to be applicable to the services hereunder.

                             V. ACCOUNTS AND RECORDS

                  Section 5.1 The parties hereto agree and acknowledge that the accounts and records maintained by DSC with respect to a Portfolio shall be the property of such Portfolio, and shall be made available to the relevant Company promptly upon request and shall be maintained for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940 or such longer period as shall be agreed to by the parties hereto, at such Portfolio's expense.

                                VI. COMPENSATION

                  Section 6.1 The Companies and DSC acknowledge that the compensation to be paid hereunder to DSC is intended to induce DSC to provide services under this Agreement of a nature and quality which the Boards of Directors or Trustees of the Companies, including a majority who are not parties to this Agreement or interested person of the parties hereto, have determined after due consideration to be necessary for the conduct of the business of a Portfolio in the best interests of a Portfolio and its shareholders.

                  Section 6.2 Compensation by a Portfolio hereunder shall be determined in accordance with Schedule B hereto as it shall be amended from time to time as provided for herein and which is incorporated herein as a part hereof.

                  Section 6.3 Compensation as provided in Schedule B shall be reviewed and approved for each Portfolio in the manner set forth in Section 8.1 hereof by the Boards of Directors or Trustees of the Companies at least annually and may be reviewed and approved more frequently at the request of either party. The Boards may request and DSC shall provide such information as the Boards may reasonably require to evaluate the basis of and approve the compensation.


                              VII. STANDARD OF CARE

                  Section 7.1 The Companies on behalf of each Portfolio acknowledge that DSC shall not be liable for, and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the performance of its duties under this contract, agree to indemnify DSC against, any claim or deficiency arising from the performance of DSC's duties hereunder, including DSC's costs, counsel fees and expenses incurred in investigating or defending any such claim or any administrative or other proceeding, and acknowledge that any risk of loss or damage arising from the conduct of a Portfolio's affairs in accordance herewith or in accordance with guidelines or instructions given hereunder, shall be borne by the Portfolio. The indemnification provided for in this Section 7.1 shall be made Portfolio by Portfolio so that DSC is only entitled to indemnification from a Company on behalf of a Portfolio for actions arising from the performance of DSC's duties as to that Portfolio.

                            VIII. CONTRACTUAL STATUS

                  Section 8.1 This Agreement shall be executed and become effective as to a Company with regard to a Portfolio listed on Schedule A as of the date first written above if approved by a vote of such Company's Board of Directors or Trustees, including an affirmative vote of a majority of the non-interested members of the Board of such Company, cast in person at a meeting called for the purpose of voting on such approval. It shall continue in effect for an indeterminate period, and is subject to termination as to a Company on behalf of a Portfolio or DSC, as the case may be, on sixty (60) days notice by either that Company or DSC, unless earlier terminated or amended by agreement among the parties. A Company shall be permitted to terminate this Agreement as to a Portfolio on sixty (60) days notice to DSC. Compensation under this Agreement by a Portfolio shall require approval by a majority vote of the Board of Directors or Trustees of such Portfolio's Company, including an affirmative vote of the majority of the non-interested members of such Board cast in person at a meeting called for the purpose of voting such approval.

                  Section 8.2 This Agreement shall become effective as to any Company or Portfolio not included on Schedule A as of the date first written above, but desiring to participate in this Agreement, on such date as an amended Schedule A adding such new Company or Portfolio to such Schedule is executed by DSC and such new Company or a Company on behalf of a new Portfolio following approval by the Company or by the Company on behalf of a new Portfolio desiring to be included in this Agreement in accordance with the method specified in
Section 8.1. Any such amended Schedule A shall not affect the validity of this Agreement as between DSC and the other Companies which have executed this Agreement or any subsequent amendment to Schedule A of this Agreement.

                  Section 8.3 This Agreement may not be assigned by DSC without the approval of all of the Companies.

                  Section 8.4 This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.


                                     DELAWARE SERVICE COMPANY, INC.


                                     By:  /s/ David K. Downes
                                        -------------------------------
                                        David K. Downes
                                        Senior Vice President/Chief
                                        Administrative Officer/Chief
                                        Financial Officer


                                        DELAWARE GROUP CASH RESERVE, INC.
                                        DELAWARE GROUP DECATUR FUND, INC.
                                        DELAWARE GROUP DELAWARE FUND, INC.
                                        DELAWARE GROUP TAX-FREE FUND, INC.
                                        DELAWARE GROUP TAX-FREE MONEY FUND, INC.
                                        DELAWARE GROUP LIMITED-TERM GOVERNMENT
                                           FUNDS, INC.
                                        DELAWARE GROUP TREND FUND, INC.
                                        DELAWARE GROUP DELCHESTER HIGH-YIELD
                                        BOND FUND, INC.
                                        DMC TAX-FREE INCOME TRUST - PENNSYLVANIA
                                        DELAWARE GROUP VALUE FUND, INC.
                                        DELAWARE GROUP GLOBAL & INTERNATIONAL
                                            FUNDS, INC.

                                        DELAWARE GROUP DELCAP FUND, INC.
                                        DELAWARE GROUP PREMIUM FUND, INC.
                                        DELAWARE GROUP GOVERNMENT FUND, INC.
                                        DELAWARE GROUP ADVISER FUNDS, INC.


                                     By:  /s/  Wayne A. Stork
                                        -------------------------------
                                               Wayne A. Stork
                                          Chairman, President and
                                          Chief Executive Officer


                                        DELAWARE POOLED TRUST, INC.



                                     By:  /s/  Wayne A. Stork
                                        -------------------------------
                                               Wayne A. Stork, Chairman

                                   SCHEDULE A

             COMPANIES AND PORTFOLIOS COMPRISING THE DELAWARE GROUP*


Delaware Group Cash Reserve, Inc.


Delaware Group Decatur Fund, Inc.

                  Decatur Income Fund
                  Decatur Total Return Fund


Delaware Group Delaware Fund, Inc.

                  Delaware Fund
                  Devon Fund


Delaware Group Tax-Free Fund, Inc.

                  Tax-Free USA Fund
                  Tax-Free Insured Fund
                  Tax-Free USA Intermediate Fund


Delaware Group Tax-Free Money Fund, Inc.


Delaware Group Limited-Term Government Funds, Inc.

                  Limited-Term Government Fund
                  U.S. Government Money Fund


Delaware Group Trend Fund, Inc.


Delaware Group Delchester High-Yield Bond Fund, Inc.


--------
* Except as otherwise noted, all Portfolios included on this Schedule A are Existing Portfolios for purposes of the compensation described on Schedule B to that Fund Accounting Agreement between Delaware Service Company, Inc. and the Delaware Group of Funds dated as of August 19, 1996 ("Agreement"). All Portfolios added to this Schedule A by amendment executed by a Company on behalf of such Portfolio hereof shall be a New Portfolio for purposes of Schedule B to the Agreement.

DMC Tax-Free Income Trust - Pennsylvania


Delaware Group Value Fund, Inc.


Delaware Group Global & International Funds, Inc.

                  International Equity Fund
                  Global Bond Fund
                  Global Assets Fund
                  Emerging Markets Fund (New)


Delaware Group DelCap Fund, Inc.


Delaware Pooled Trust, Inc.

                  The Defensive Equity Portfolio
                  The Aggressive Growth Portfolio
                  The International Equity Portfolio
                  The Defensive Equity Small/Mid-Cap Portfolio (New) The Defensive Equity Utility Portfolio (New) The Labor Select International Equity Portfolio The Real Estate Investment Trust Portfolio The Fixed Income Portfolio The Limited-Term Maturity Portfolio (New) The Global Fixed Income Portfolio The International Fixed Income Portfolio (New) The High-Yield Bond Portfolio (New)


Delaware Group Premium Fund, Inc.

                  Equity/Income Series
                  High Yield Series
                  Capital Reserves Series
                  Money Market Series
                  Growth Series
                  Multiple Strategy Series
                  International Equity Series
                  Value Series
                  Emerging Growth Series
                  Global Bond Series (New)


Delaware Group Government Fund, Inc.

Delaware Group Adviser Funds, Inc.

                  Enterprise Fund
                  U.S. Growth Fund
                  World Growth Fund
                  New Pacific Fund
                  Federal Bond Fund
                  Corporate Income Fund



Dated as of: August 19, 1996

                                   SCHEDULE B

                                  COMPENSATION


                  Fee Schedule for The Delaware Group of Funds


Part 1 -- Fees for Existing Portfolios

Existing Portfolios are those so designated on Schedule A to the Fund Accounting Agreement between Delaware Service Company, Inc. and the Delaware Group of Funds dated as of August 19, 1996 ("Agreement").


                             Annual Asset Based Fees

First $10 Billion of Aggregate
  Complex Net Assets                                      2.5 Basis Points
Aggregate Complex Net Assets
  over $10 Billion                                        2.0 Basis Points

Annual asset based fees will be charged at a rate of 2.5 basis points for the first $10 Billion of Aggregate Complex Net Assets. Aggregate Complex Net Assets over $10 Billion will be charged at a rate of 2.0 basis points. These fees will be charged to a Portfolio on an aggregated pro rated basis.


                               Annual Minimum Fees

Domestic Equity Portfolio                                          $35,000
Domestic Fixed Income Portfolio                                    $45,000
International Series Portfolio                                     $70,000
Per Class of Share Fee                                             $ 4,000

There is an annual minimum fee that will be charged only if the annual asset based fee is less than the calculation for the minimum fee. This fee is based on the type and the number of classes per Portfolio. For an equity Portfolio $35,000 will be charged; for a fixed income Portfolio $45,000 will be charged, and for an international Portfolio $70,000 will be charged. For each class of shares, $4,000 will be charged, such amount to be prorated over a period of less than a year for any classes added after April 30, 1996. A total of all minimum fees will be compared to the total asset based fee to determine which fee is higher and, subsequently, will be used to bill the Companies.


Part 2 -- Fees for New Portfolios

For each Portfolio designated as a New Portfolio on Schedule A to the Agreement, there will be a fee of 2.0 basis points, providing that the Delaware complex net assets are above $10 Billion (the rate would be 2.5 basis points if under $10 Billion and then 2.0 basis points once the net assets cross $10 Billion), or an annual minimum fee calculated in the manner described above, whichever is higher. This new fee would be added to the total of Existing Portfolio fees and then pro rated. Fees shall not be charged for New Portfolios included on Schedule A until such Portfolios shall have commenced operations.



Dated as of: August 19, 1996


                                      -21-